September 15, 1997

Ms. Wendy Bannerman-Clark
Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, NY  10036

Facsimile: 212-597-8592
Telephone: 212-597-8583

West LB Ref:
Trust Confirm (Take Out Transaction)

                            TRANSACTION

Dear Ms. Bannerman-Clark:

     The purpose of this letter agreement (this "Confirmation") is to set forth the terms and conditions of the Transaction entered into between Westdeutsche Landesbank Girozentrale, New York Branch ("West LB") and Tiers<service-mark> Asset-Backed Securities, Series CHAMT Trust 1997-7 (the "Trust") on the Trade Date specified below (this "Transaction"). This Confirmation constitutes a "Confirmation" and this Transaction constitutes a "Transaction" as referred to in the Master Agreement specified below.

1. GENERAL. The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. ("ISDA")) (the "Definitions") are incorporated into this Confirmation. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for purposes of the Definitions.

     This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement and Schedule thereto dated as of the date hereof, as amended and supplemented from time to time (the "Master Agreement"), between West LB and the Trust. All provisions contained in the Master Agreement govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation will govern.

     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

     THIS CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

2.  TERMS RELATING TO THE TRANSACTION.

     Trade Date:                   As of August 21, 1997

     Effective Date:               September 15, 1997

     Termination Date:             November 15, 2003; subject to adjustment
                                   in   accordance   with   the   Following
                                   Business Day Convention.

     Business Day Convention:      Following

     Calculation Agent:            West LB


I. TRUST PAYMENT AMOUNTS

     Payment Dates; Amounts:       a) Upon receipt by the Trust of any Sale
                                   Proceeds  of  Term  Assets  and Eligible
                                   Investments in connection with  the sale
                                   thereof  for  a mandatory prepayment  of
                                   the   Notes  or  Certificates,   or   in
                                   connection    with    the    outstanding
                                   principal  balance  of  the  Notes   and
                                   Certificates  on  the  Termination  Date
                                   (unless  an  Asset  Impairment Event has
                                   then  occurred),  the  Trust   will  pay
                                   immediately to West LB the amount of such Sale Proceeds.

                                   b) Upon receipt by the Trust,  the Trust
                                   will  immediately  pay  to  West LB  any
                                   interest   income   or   other   amounts
                                   received on any Eligible Investments held by the Trust.

     Business Day:                 As specified in the Indenture


II.  WEST LB PAYMENT AMOUNTS

     Payment Dates; Amounts:       On  each  Distribution  Date on which  a
                                   Note   Prepayment   Amount   and/or    a
                                   Certificate  Prepayment  Amount  is due,


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


                                   and on the Termination Date (unless an Asset Impairment Event has occurred), West LB will pay to the Trust an amount equal to the sum of such Note Prepayment Amount and Certificate Prepayment Amount or, in the case of the Termination Date, the outstanding principal balance of the Notes and Certificates.

     Business Days:                As specified in the Indenture.



3.   RELATIONSHIP  BETWEEN  PARTIES.   Each  party  represents to the other
party as follows:

     (a) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. It has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

     (b) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

     (c) STATUS OF PARTIES. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

     (d) RISK MANAGEMENT. It has entered into this Transaction for the purpose of (i) managing its borrowings or investments, (ii) hedging its underlying assets or liabilities or (iii) in connection with its line of business.






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







     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                              Very truly yours,

                              TIERS<service-mark>  ASSET-BACKED SECURITIES,
                              SERIES CHAMT TRUST 1997-7

                              By: Delaware Trust Capital Management, Inc., not in its individual capacity but solely as Trustee under the Trust Agreement



                              By:__________________________________
                                   Authorized Signatory
                                   Name:
                                   Title:



Accepted and confirmed:


WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH


By:________________________________
     Authorized Signatory
     Name:
     Title




By:________________________________
     Authorized Signatory
     Name:
     Title:



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